Exhibit 3.15

THIRTEENTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 606.

In affirmation thereof, the facts stated above are true.

Dated: April 18, 2023

General Partner:

By /s/ Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Dolan, Lisa Marie	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Elizabeth S. Powitzky Revocable Trust	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Haskell, Kelly Rae	4/1/2023	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Griesser, William	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Jason and Kelly Rae Haskell Living Trust Dated 1/23/23	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Klein, Christian Guy	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Lisa M. Dolan Revocable Living Trust dated January 23, 2023	4/1/2023	12555 Manchester Road	St. Louis, MO 63131
Pemberton, Joel Robert	4/1/2023	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirteenth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.